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                     DAIMLER-BENZ AUTO GRANTOR TRUST 1997-A
                            MONTHLY SERVICING REPORT
                   SERVICER: MERCEDES-BENZ CREDIT CORPORATION
                            TRUSTEE: CITIBANK, N.A.



COLLECTION PERIOD: MARCH 1999
DISTRIBUTION DATE: 4/20/99


STATEMENT FOR CLASS A AND CLASS B CERTIFICATEHOLDERS PURSUANT TO
SECTION 4.9 OF THE POOLING AND SERVICING AGREEMENT

                                                                                                           Per $1,000 of  Original
                                                                                                              Class A/Class B
                                                                                                             Certificate Amount
                                                                                                           -----------------------
(i)         Principal Distribution
                Class A Amount                                                       $ 18,480,898.40             $  28.128391
                Class B Amount                                                       $    870,827.70             $  28.128391
(ii)        Interest Distribution
                Class A Amount                                                       $  1,507,168.20             $   2.293948
                Class B Amount                                                       $     71,018.40             $   2.293948
(iii)       Monthly Servicing Fee                                                    $    260,857.29             $   0.379165
                Monthly Supplemental Servicing Fee                                   $          0.00             $   0.000000
                Class A Percentage of the Servicing Fee                              $    249,118.71             $   0.379165
                Class A Percentage of the Supplemental Servicing Fee                 $          0.00             $   0.000000
                Class B Percentage of the Servicing Fee                              $     11,738.58             $   0.379165
                Class B Percentage of the Supplemental Servicing Fee                 $          0.00
(iv)        Class A Principal Balance (end of Collection Period)                     $280,461,555.29
            Class A Pool Factor (end of Collection Period)                                 42.686952%
            Class B Principal Balance (end of Collection Period)                     $ 13,215,466.37
            Class B Pool Factor (end of Collection Period)                                 42.686952%
(v)         Pool Balance (end of Collection Period)                                  $293,677,021.66

(vi)        Class A Interest Carryover Shortfall                                     $          0.00
            Class A Principal Carryover Shortfall                                    $          0.00
            Class B Interest Carryover Shortfall                                     $          0.00
            Class B Principal Carryover Shortfall                                    $          0.00

(vii)       Amount Otherwise Distributable to the Seller that is Distributed to      $          0.00             $  0.000000
            Either the Class A or Class B Certificateholders

(viii)      Balance of the Reserve Fund Property (end of Collection Period)
                Class A Amount                                                       $ 6,879,784.34
                Class B Amount                                                       $         0.00

(ix)        Aggregate Purchase Amount of Receivables repurchased by                  $         0.00
            the Seller or the Servicer


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